EXHIBIT 32.1

I, Peter S. Kirlin, Chief Executive Officer of Photronics, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Annual Report on Form 10-K of the Company for the year ended October 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ PETER S. KIRLIN
Peter S. Kirlin Chief Executive Officer December 21, 2018